Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FULL YEAR NET INCOME AND DECLARES DIVIDEND

NORWICH, NY (January 23, 2024) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and twelve months ended December 31, 2023.

Net income for the three months ended December 31, 2023 was $30.4 million, or $0.64 per diluted common share, compared to $36.1 million, or $0.84 per diluted common share, for the three months ended December 31, 2022, and $24.6 million, or $0.54 per diluted common share, in the third quarter of 2023. Operating diluted earnings per share1, a non-GAAP measure, which excludes acquisition expenses, acquisition-related provision for credit losses, securities gains (losses) and impairment of a minority interest equity investment, net of tax, was $0.72 for the fourth quarter of 2023, compared to $0.86 in the fourth quarter of 2022 and $0.84 in the third quarter of 2023.

Net income for the year ended December 31, 2023 was $118.8 million, or $2.65 per diluted common share, compared to $152.0 million, or $3.52 per diluted common share, in the prior year. Operating diluted earnings per share1 was $3.23 for the year ended December 31, 2023, compared to $3.56 in the prior year.

CEO Comments

“NBT’s fourth quarter and full year results reflect our consistent dedication to improving our traditional banking franchise while growing our diversified revenue sources,” said NBT President and CEO John H. Watt, Jr. “In a year characterized by unprecedented market volatility, we grew loans and deposits, maintained strong asset quality, improved our capital position, completed the high-value acquisition of Salisbury Bancorp, Inc., and continued to deliver best-in-class customer service.”

Fourth Quarter Financial Highlights

Net Income	■ Net income of $30.4 million and diluted earnings per share of $0.64 ■ Operating net income was $33.9 million and diluted operating earnings per share of $0.72[1]
Net Interest Income / NIM
■          Net interest income on a fully taxable equivalent (“FTE”) basis was $99.8 million[1]
■          Net interest margin (“NIM”) on an FTE basis was 3.15%[1], down 6 basis points (“bps”) from the prior quarter
■          Included in FTE net interest income was $2.6 million of acquisition-related net accretion which positively impacted NIM by 8 bps
■          Earning asset yields of 4.79% were up 16 bps from the prior quarter
■          Total cost of funds of 1.72% was up 22 bps from the prior quarter

Noninterest Income	■ Excluding net securities gains (losses), noninterest income was $38.0 million, or 27.7% of total revenues
Loans and Credit Quality
■          Period end total loans of $9.65 billion as of December 31, 2023, up $1.50 billion from December 31, 2022, and included $1.18 billion of loans acquired from Salisbury Bancorp, Inc. (“Salisbury”)
■          Excluding loans acquired from Salisbury, loans grew $320.6 million, or 3.9%, year-over-year
■          Net charge-offs to average loans were 0.22%
■          Nonperforming loans to total loans were 0.39%, compared to 0.25% in the prior quarter and 0.26% in the fourth quarter of 2022
■          Allowance for loan losses to total loans was 1.19%

Deposits
■          Deposits were $10.97 billion as of December 31, 2023, up $1.47 billion from December 31, 2022, and included $1.31 billion in deposits acquired from Salisbury
■          Total cost of deposits was 1.51% for the fourth quarter of 2023, up 33 bps from the third quarter
■          Full cycle to-date deposit beta of 28%
■          Composition of total deposits is diverse and granular with over 563,000 accounts with an average per account balance of $19,483

Capital
■          Stockholders’ equity was $1.43 billion as of December 31, 2023
■          Tangible book value per share[2] was $21.72 at December 31, 2023
■          Tangible equity to assets grew 11% to 7.93%[1]
■          CET1 ratio of 11.57%; Leverage ratio of 9.71%

Loans

■	Period end total loans were $9.65 billion at December 31, 2023, consistent with the end of the third quarter of 2023 and were $8.15 billion at December 31, 2022.
■
Period end total loans increased $1.50 billion from December 31, 2022, including loans acquired from Salisbury. Commercial and industrial loans increased $88.2 million to $1.35 billion; commercial real estate loans increased $819.0 million to $3.63 billion; and total consumer loans increased $593.4 million to $4.67 billion.

■	Commercial line of credit utilization rate was 20% at December 31, 2023, compared to 22% at September 30, 2023 and 21% at December 31, 2022.

Deposits

■
Total deposits at December 31, 2023 were $10.97 billion, compared to $9.50 billion at December 31, 2022. The Company continued to experience incremental migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments, during each quarter of 2023.

■
Loan to deposit ratio was 88.0% at December 31, 2023, compared to 85.8% at December 31, 2022. Consistent with historical trends and as seasonally expected, ending deposits declined from September 30, 2023 to December 31, 2023.

Net Interest Income and Net Interest Margin

■
Net interest income for the fourth quarter of 2023 was $99.2 million, which was up $4.3 million, or 4.5%, from the third quarter of 2023 and down $0.6 million, or 0.6%, from the fourth quarter of 2022. The increase in net interest income resulted from the benefit of the full quarter impact of the Salisbury acquisition and was partially offset by the increase in cost of funds outpacing the improvement in asset yields during the quarter.

■
The NIM on an FTE basis for the fourth quarter of 2023 was 3.15%, a decrease of 6 bps from the third quarter of 2023, driven by an increase in the cost of interest-bearing deposits, partly offset by an increase in average earning asset yields and a full quarter impact of acquisition-related net accretion. The NIM on an FTE basis decreased 53 bps from the fourth quarter of 2022 due to the increase in the cost of interest-bearing deposits and higher short-term borrowings costs and average balances, partially offset by higher earning asset yields.

■
Earning asset yields for the three months ended December 31, 2023 increased 16 bps from the prior quarter to 4.79% and increased 77 bps from the same quarter in the prior year. Average earning assets grew $761.0 million, or 6.4%, from the third quarter of 2023 due to the Salisbury acquisition and organic loan growth.

■
Total cost of deposits, including noninterest bearing deposits, was 1.51% for the fourth quarter of 2023, an increase of 33 bps from the prior quarter and up 134 bps from the same period in the prior year.

■	Total cost of funds for the three months ended December 31, 2023 was 1.72%, up 22 bps from the prior quarter and up 135 bps from the fourth quarter of 2022.

Asset Quality and Allowance for Loan Losses

■
Net charge-offs to total average loans was 22 bps compared to 18 bps in both the prior quarter and in the fourth quarter of 2022. Net charge-offs for the portfolios in a planned run-off status represented the majority of total net charge-offs for the quarter and full year.

■
Nonperforming assets to total assets were 0.28% at December 31, 2023, compared to 0.18% at both September 30, 2023 and December 31, 2022. The increase in nonperforming assets was attributable to a diversified, multi-tenant commercial real estate development relationship that was placed into a nonaccrual status in the fourth quarter of 2023, in which NBT is a participant. The relationship is being actively managed and recent appraised values continue to support its carrying value, and as such, no specific reserve has been established.

■
Provision expense for the three months ended December 31, 2023 was $5.1 million, compared to $12.6 million for the third quarter of 2023 and $7.7 million for the fourth quarter of 2022. Included in the provision expense in the third quarter of 2023 was $8.8 million of acquisition-related provision for loan losses.

■
The allowance for loan losses was $114.4 million, or 1.19% of total loans, at December 31, 2023, consistent with September 30, 2023 and 1.24% of total loans at December 31, 2022. The allowance was consistent with the third quarter of 2023 and the increase in the allowance for loan losses from the fourth quarter of 2022 was due to $14.5 million of allowance for acquired Salisbury loans which included both the $8.8 million of non-purchased credit deteriorated allowance recognized through the provision for loan losses and the $5.8 million of purchased credit deteriorated allowance reclassified from loans.

■
The reserve for unfunded loan commitments increased to $5.1 million at December 31, 2023 compared to the prior quarter-end at $4.8 million and to $5.1 million at December 31, 2022. The provision for unfunded loan commitments in the third quarter of 2023 included $0.8 million of acquisition-related provision for unfunded loan commitments.

Noninterest Income

■
Total noninterest income, excluding securities gains (losses), was $38.0 million for the three months ended December 31, 2023, down $2.4 million from the seasonally high third quarter, and $3.7 million higher, or 10.7%, from the fourth quarter of 2022.

■	Service charges on deposit accounts were higher than the prior quarter and the fourth quarter of 2022 due primarily to the Salisbury acquisition and new account growth.
■
Retirement plan administration fees were down $1.6 million from the prior quarter and were $0.6 million higher than the fourth quarter of 2022. The decrease from the prior quarter, as expected, was due to certain seasonal activity-based fees in the third quarter. The increase from the fourth quarter of 2022 included the impact from the acquisition of Retirement Direct, LLC on July 1, 2023.

■
Wealth management fees were consistent with the prior quarter as certain prior quarter seasonal activity-based fees were offset by the full quarter addition of Salisbury revenues and were $1.1 million higher than the fourth quarter of 2022.

■	Insurance services were down $0.7 million from the third quarter which has comparatively higher levels of policy renewals than the fourth quarter.

Noninterest Expense

■
Total noninterest expense was $92.8 million for the fourth quarter of 2023 compared to $90.8 million in the third quarter of 2023 and $79.5 million in the fourth quarter of 2022. Total noninterest expense, excluding $0.3 million of acquisition expenses in the fourth quarter of 2023, $7.9 million in the third quarter of 2023 and $1.0 million in the fourth quarter of 2022, and the $4.8 million impairment of a minority interest equity investment in the fourth quarter of 2023 increased 5.9% compared to the previous quarter primarily due to a full quarter impact of the Salisbury acquisition and higher professional service fees and increased 11.7% from the fourth quarter of 2022.

■	Salaries and benefits increased 1.6% from the prior quarter driven by the full quarter impact of the Salisbury acquisition and was partially offset by lower quarterly incentive costs.
■
Technology and data services, professional fees and outside services, and advertising increased from the prior quarter and the fourth quarter of 2022 due to the timing of initiatives that occurred following the completion of the Salisbury acquisition in the third quarter.

■
Amortization of intangible assets increased $0.5 million from the prior quarter and $1.6 million from the fourth quarter of 2022 primarily due to the amortization of intangible assets related to the Salisbury acquisition.

■
FDIC assessment expense increased $0.2 million in the prior quarter primarily due to the acquisition of Salisbury and increased $1.1 million from the fourth quarter of 2022 driven by the statutory increase in the FDIC assessment rate.

■
In the fourth quarter of 2023, the Company recorded a full $4.8 million ($0.08 per diluted share) impairment of its minority interest equity investment in a provider of financial and technology services to residential solar equipment installers, due to the uncertainty in the realizability of the investment.

Income Taxes

■
The effective tax rate was 23.5% for the fourth quarter of 2023 which was up from 22.4% in the third quarter of 2023 and 22.6% for the fourth quarter of 2022 and primarily to adjust to a full year tax rate for 2023 of 22.6%, including assessment of acquisition related items.

Capital

■	Tangible common equity to tangible assets[1] was 7.93% at December 31, 2023. Tangible book value per share[2] was $21.72 at December 31, 2023, $20.39 at September 30, 2023 and $20.65 at December 31, 2022.
■
Stockholders’ equity increased $252.1 million from December 31, 2022 driven by the Salisbury acquisition adding $161.7 million of capital, net income generation of $118.8 million and a $29.1 million increase in accumulated other comprehensive income driven by the change in the market value of securities available for sale, partially offset by dividends declared of $55.9 million and the repurchase of common stock of $4.9 million.

■	December 31, 2023, CET1 capital ratio of 11.57%, leverage ratio of 9.71% and total risk-based capital ratio of 14.75%.

Dividend

■
On January 22, 2024, the Board of Directors approved a first-quarter cash dividend of $0.32 per share, which represents a $0.02 per quarter, or 6.7%, increase over the dividend paid in the first quarter of 2023. The dividend will be paid on March 15, 2024 to stockholders of record as of March 1, 2024.

Stock Repurchase

■
The Company purchased 155,500 shares of its common stock during 2023 at an average price of $31.79 per share under its previously announced share repurchase program. The repurchase program under which these shares were purchased expired on December 31, 2023.

■
On December 18, 2023, the Board of Directors authorized and approved an amendment to the Company’s previously announced stock repurchase program. Pursuant to the amended stock repurchase program, the Company may repurchase up to 2,000,000 of the currently outstanding shares of its common stock with all repurchases under the stock repurchase program to be made by December 31, 2025. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Wednesday, January 24, 2024, to review fourth quarter 2023 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.31 billion at December 31, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 153 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the possibility that NBT may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes; (14) the ability to increase market share and control expenses; (15) changes in the competitive environment among financial holding companies; (16) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) changes in the Company’s organization, compensation and benefit plans; (19) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (20) greater than expected costs or difficulties related to the integration of new products and lines of business; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (reported)
Diluted earnings per share	$0.64	$0.54	$0.70	$0.78	$0.84
Weighted average diluted common shares outstanding	47,356,899	45,398,937	43,126,498	43,125,986	43,144,666
Return on average assets[3]	0.89%	0.76%	1.02%	1.16%	1.23%
Return on average equity[3]	8.79%	7.48%	9.91%	11.47%	12.30%
Return on average tangible common equity1 3	13.08%	10.73%	13.13%	15.31%	16.54%
Net interest margin1 3	3.15%	3.21%	3.27%	3.55%	3.68%

	12 Months Ended December 31,
	2023	2022
Profitability (reported)
Diluted earnings per share	$2.65	$3.52
Weighted average diluted common shares outstanding	44,770,171	43,181,312
Return on average assets	0.95%	1.29%
Return on average equity	9.34%	12.67%
Return on average tangible common equity[1]	13.02%	16.89%
Net interest margin[1]	3.29%	3.34%

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (operating)
Diluted earnings per share[1]	$0.72	$0.84	$0.80	$0.88	$0.86
Return on average assets1 3	0.99%	1.19%	1.17%	1.31%	1.26%
Return on average equity1 3	9.79%	11.65%	11.40%	12.95%	12.61%
Return on average tangible common equity1 3	14.49%	16.43%	15.08%	17.27%	16.95%

	12 Months Ended December 31,
	2023	2022
Profitability (operating)
Diluted earnings per share[1]	$3.23	$3.56
Return on average assets[1]	1.16%	1.30%
Return on average equity[1]	11.38%	12.81%
Return on average tangible common equity[1]	15.78%	17.06%

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data
Short-term interest-bearing accounts	$31,378	$459,296	$31,878	$68,045	$30,862
Securities available for sale	1,430,858	1,399,032	1,453,926	1,512,008	1,527,225
Securities held to maturity	905,267	914,520	912,876	906,824	919,517
Net loans	9,536,313	9,552,774	8,257,724	8,164,328	8,049,347
Total assets	13,309,040	13,827,628	11,890,497	11,839,730	11,739,296
Total deposits	10,968,994	11,401,452	9,529,919	9,681,205	9,495,933
Total borrowings	637,387	740,603	880,518	703,248	787,950
Total liabilities	11,883,349	12,464,807	10,680,004	10,628,071	10,565,742
Stockholders' equity	1,425,691	1,362,821	1,210,493	1,211,659	1,173,554

Capital
Equity to assets	10.71%	9.86%	10.18%	10.23%	10.00%
Tangible equity ratio[1]	7.93%	7.15%	7.95%	7.99%	7.73%
Book value per share	$30.26	$28.94	$28.26	$28.24	$27.38
Tangible book value per share[2]	$21.72	$20.39	$21.55	$21.52	$20.65
Leverage ratio	9.71%	10.23%	10.51%	10.43%	10.32%
Common equity tier 1 capital ratio	11.57%	11.31%	12.29%	12.28%	12.12%
Tier 1 capital ratio	12.50%	12.23%	13.35%	13.34%	13.19%
Total risk-based capital ratio	14.75%	14.45%	15.50%	15.53%	15.38%
Common stock price (end of period)	$41.91	$31.69	$31.85	$33.71	$43.42

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality
Nonaccrual loans	$34,213	$20,736	$16,931	$16,284	$17,233
90 days past due and still accruing	3,661	3,528	2,755	2,328	3,823
Total nonperforming loans	37,874	24,264	19,686	18,612	21,056
Other real estate owned	-	-	179	105	105
Total nonperforming assets	37,874	24,264	19,865	18,717	21,161
Allowance for loan losses	114,400	114,601	100,400	100,250	100,800

Asset quality ratios
Allowance for loan losses to total loans	1.19%	1.19%	1.20%	1.21%	1.24%
Total nonperforming loans to total loans	0.39%	0.25%	0.24%	0.23%	0.26%
Total nonperforming assets to total assets	0.28%	0.18%	0.17%	0.16%	0.18%
Allowance for loan losses to total nonperforming loans	302.05%	472.31%	510.01%	538.63%	478.72%
Past due loans to total loans[4]	0.32%	0.49%	0.45%	0.30%	0.33%
Net charge-offs to average loans[3]	0.22%	0.18%	0.17%	0.19%	0.18%

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loan net charge-offs by line of business
Commercial	$1,107	$(344)	$92	$(252)	$(37)
Residential real estate and home equity	11	(75)	(43)	80	(79)
Indirect auto	399	451	273	423	445
Residential solar	1,081	1,253	581	656	596
Other consumer	2,729	2,919	2,553	2,904	2,752
Total loan net charge-offs	$5,327	$4,204	$3,456	$3,811	$3,677

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.84%	0.87%	0.86%	0.85%	0.82%
Commercial real estate	0.99%	1.00%	0.93%	0.93%	0.91%
Residential real estate	0.84%	0.79%	0.73%	0.73%	0.72%
Auto	0.83%	0.82%	0.80%	0.77%	0.81%
Residential solar	3.28%	3.19%	3.09%	3.04%	3.21%
Other consumer	4.70%	5.23%	5.98%	6.19%	6.27%
Total	1.19%	1.19%	1.20%	1.21%	1.24%

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loans by line of business
Commercial & industrial	$1,354,248	$1,424,579	$1,319,093	$1,278,291	$1,266,031
Commercial real estate	3,626,910	3,575,595	2,884,264	2,845,631	2,807,941
Residential real estate	2,125,804	2,111,670	1,666,204	1,651,918	1,649,870
Indirect auto	1,130,132	1,099,558	1,048,739	1,031,315	989,587
Residential solar	917,755	934,082	926,365	920,084	856,798
Home equity	337,214	340,777	310,897	308,219	314,124
Other consumer	158,650	181,114	202,562	229,120	265,796
Total loans	$9,650,713	$9,667,375	$8,358,124	$8,264,578	$8,150,147

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	December 31,	December 31,
	2023	2022
Assets
Cash and due from banks	$173,811	$166,488
Short-term interest-bearing accounts	31,378	30,862
Equity securities, at fair value	37,591	30,784
Securities available for sale, at fair value	1,430,858	1,527,225
Securities held to maturity (fair value $814,524 and $812,647, respectively)	905,267	919,517
Federal Reserve and Federal Home Loan Bank stock	45,861	44,713
Loans held for sale	3,371	562
Loans	9,650,713	8,150,147
Less allowance for loan losses	114,400	100,800
Net loans	$9,536,313	$8,049,347
Premises and equipment, net	80,675	69,047
Goodwill	361,851	281,204
Intangible assets, net	40,443	7,341
Bank owned life insurance	265,732	232,409
Other assets	395,889	379,797
Total assets	$13,309,040	$11,739,296

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,413,829	$3,617,324
Savings, NOW and money market	6,230,456	5,444,837
Time	1,324,709	433,772
Total deposits	$10,968,994	$9,495,933
Short-term borrowings	386,651	585,012
Long-term debt	29,796	4,815
Subordinated debt, net	119,744	96,927
Junior subordinated debt	101,196	101,196
Other liabilities	276,968	281,859
Total liabilities	$11,883,349	$10,565,742

Total stockholders' equity	$1,425,691	$1,173,554

Total liabilities and stockholders' equity	$13,309,040	$11,739,296

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Interest, fee and dividend income
Interest and fees on loans	$132,738	$95,620	$462,669	$332,768
Securities available for sale	7,208	7,831	29,812	29,653
Securities held to maturity	5,374	5,050	20,681	17,582
Other	5,594	671	9,627	4,067
Total interest, fee and dividend income	$150,914	$109,172	$522,789	$384,070
Interest expense
Deposits	$42,753	$4,092	$104,641	$9,923
Short-term borrowings	4,951	2,510	25,608	2,623
Long-term debt	294	21	925	161
Subordinated debt	1,795	1,346	6,076	5,424
Junior subordinated debt	1,948	1,424	7,320	3,749
Total interest expense	$51,741	$9,393	$144,570	$21,880
Net interest income	$99,173	$99,779	$378,219	$362,190
Provision for loan losses	$5,126	$7,677	$16,524	$17,147
Provision for loan losses - acquisition day 1 non-PCD	-	-	8,750	-
Total provision for loan losses	$5,126	$7,677	$25,274	$17,147
Net interest income after provision for loan losses	$94,047	$92,102	$352,945	$345,043
Noninterest income
Service charges on deposit accounts	$4,165	$3,598	$15,425	$14,630
Card services income	5,360	4,958	20,829	29,058
Retirement plan administration fees	11,226	10,661	47,221	48,112
Wealth management	9,152	8,017	34,763	33,311
Insurance services	3,659	3,438	15,667	14,696
Bank owned life insurance income	1,776	1,419	6,750	6,044
Net securities gains (losses)	507	(217)	(9,315)	(1,131)
Other	2,643	2,217	10,838	10,858
Total noninterest income	$38,488	$34,091	$142,178	$155,578
Noninterest expense
Salaries and employee benefits	$50,013	$47,235	$194,250	$187,830
Technology and data services	10,174	9,124	38,163	35,712
Occupancy	7,175	6,521	28,408	26,282
Professional fees and outside services	5,115	4,811	17,601	16,810
Office supplies and postage	1,913	1,699	6,917	6,140
FDIC assessment	1,860	798	6,257	3,197
Advertising	1,213	879	3,054	2,822
Amortization of intangible assets	2,131	538	4,734	2,263
Loan collection and other real estate owned, net	503	957	2,618	2,647
Reserve for unfunded loan commitments	300	(185)	30	20
Impairment of a minority interest equity investment	4,750	-	4,750	-
Acquisition expenses	254	967	9,978	967
Other	7,350	6,165	24,904	19,775
Total noninterest expense	$92,751	$79,509	$341,664	$304,465
Income before income tax expense	$39,784	$46,684	$153,459	$196,156
Income tax expense	9,338	10,563	34,677	44,161
Net income	$30,446	$36,121	$118,782	$151,995
Earnings Per Share
Basic	$0.65	$0.84	$2.67	$3.54
Diluted	$0.64	$0.84	$2.65	$3.52

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$132,738	$122,097	$106,935	$100,899	$95,620
Securities available for sale	7,208	7,495	7,493	7,616	7,831
Securities held to maturity	5,374	5,281	4,991	5,035	5,050
Other	5,594	2,221	1,170	642	671
Total interest, fee and dividend income	$150,914	$137,094	$120,589	$114,192	$109,172
Interest expense
Deposits	$42,753	$30,758	$19,986	$11,144	$4,092
Short-term borrowings	4,951	7,612	8,126	4,919	2,510
Long-term debt	294	294	290	47	21
Subordinated debt	1,795	1,612	1,335	1,334	1,346
Junior subordinated debt	1,948	1,923	1,767	1,682	1,424
Total interest expense	$51,741	$42,199	$31,504	$19,126	$9,393
Net interest income	$99,173	$94,895	$89,085	$95,066	$99,779
Provision for loan losses	$5,126	$3,883	$3,606	$3,909	$7,677
Provision for loan losses - acquisition day 1 non-PCD	-	8,750	-	-	-
Total provision for loan losses	$5,126	$12,633	$3,606	$3,909	$7,677
Net interest income after provision for loan losses	$94,047	$82,262	$85,479	$91,157	$92,102
Noninterest income
Service charges on deposit accounts	$4,165	$3,979	$3,733	$3,548	$3,598
Card services income	5,360	5,503	5,121	4,845	4,958
Retirement plan administration fees	11,226	12,798	11,735	11,462	10,661
Wealth management	9,152	9,297	8,227	8,087	8,017
Insurance services	3,659	4,361	3,716	3,931	3,438
Bank owned life insurance income	1,776	1,568	1,528	1,878	1,419
Net securities gains (losses)	507	(183)	(4,641)	(4,998)	(217)
Other	2,643	2,913	2,626	2,656	2,217
Total noninterest income	$38,488	$40,236	$32,045	$31,409	$34,091
Noninterest expense
Salaries and employee benefits	$50,013	$49,248	$46,834	$48,155	$47,235
Technology and data services	10,174	9,677	9,305	9,007	9,124
Occupancy	7,175	7,090	6,923	7,220	6,521
Professional fees and outside services	5,115	4,149	4,159	4,178	4,811
Office supplies and postage	1,913	1,700	1,676	1,628	1,699
FDIC assessment	1,860	1,657	1,344	1,396	798
Advertising	1,213	667	525	649	879
Amortization of intangible assets	2,131	1,609	458	536	538
Loan collection and other real estate owned, net	503	569	691	855	957
Reserve for unfunded loan commitments	300	460	(100)	(630)	(185)
Impairment of a minority interest equity investment	4,750	-	-	-	-
Acquisition expenses	254	7,917	1,189	618	967
Other	7,350	6,054	5,790	5,710	6,165
Total noninterest expense	$92,751	$90,797	$78,794	$79,322	$79,509
Income before income tax expense	$39,784	$31,701	$38,730	$43,244	$46,684
Income tax expense	9,338	7,095	8,658	9,586	10,563
Net income	$30,446	$24,606	$30,072	$33,658	$36,121
Earnings Per Share
Basic	$0.65	$0.54	$0.70	$0.78	$0.84
Diluted	$0.64	$0.54	$0.70	$0.78	$0.84

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2023		Q3 - 2023		Q2 - 2023		Q1 - 2023		Q4 - 2022
Assets
Short-term interest-bearing accounts	$319,907	5.59%	$121,384	4.26%	$28,473	3.62%	$34,215	2.26%	$39,573	3.31%
Securities taxable[1]	2,310,409	1.88%	2,364,809	1.90%	2,394,027	1.90%	2,442,732	1.92%	2,480,959	1.88%
Securities tax-exempt 1 5	232,575	3.51%	219,427	3.34%	201,499	2.83%	202,321	2.81%	208,238	2.68%
FRB and FHLB stock	47,994	8.98%	53,841	6.76%	51,454	7.12%	41,144	4.45%	32,903	4.11%
Loans1 6	9,653,191	5.47%	9,043,582	5.36%	8,307,894	5.17%	8,189,520	5.00%	8,039,442	4.72%
Total interest-earning assets	$12,564,076	4.79%	$11,803,043	4.63%	$10,983,347	4.42%	$10,909,932	4.26%	$10,801,115	4.02%
Other assets	1,052,024		968,220		835,424		836,879		855,410
Total assets	$13,616,100		$12,771,263		$11,818,771		$11,746,811		$11,656,525
Liabilities and stockholders' equity
Money market deposit accounts	$3,045,531	3.43%	$2,422,451	2.91%	$2,113,965	2.30%	$2,081,210	1.22%	$2,169,192	0.39%
NOW deposit accounts	1,645,401	0.80%	1,513,420	0.57%	1,463,953	0.38%	1,598,834	0.36%	1,604,096	0.33%
Savings deposits	1,666,915	0.04%	1,707,094	0.04%	1,708,874	0.03%	1,781,465	0.03%	1,823,056	0.03%
Time deposits	1,343,548	3.81%	1,178,352	3.60%	856,305	2.97%	639,645	2.10%	432,110	0.41%
Total interest-bearing deposits	$7,701,395	2.20%	$6,821,317	1.79%	$6,143,097	1.30%	$6,101,154	0.74%	$6,028,454	0.27%
Federal funds purchased	217	5.48%	6,033	5.39%	48,407	5.35%	44,334	4.92%	56,576	4.03%
Repurchase agreements	82,387	1.59%	71,516	1.40%	55,627	1.08%	71,340	0.08%	76,334	0.11%
Short-term borrowings	345,250	5.31%	540,380	5.34%	557,818	5.27%	357,200	4.96%	177,533	4.28%
Long-term debt	29,809	3.91%	29,800	3.91%	29,773	3.91%	7,299	2.61%	3,817	2.18%
Subordinated debt, net	119,531	5.96%	109,160	5.86%	97,081	5.52%	96,966	5.58%	97,839	5.46%
Junior subordinated debt	101,196	7.64%	101,196	7.54%	101,196	7.00%	101,196	6.74%	101,196	5.58%
Total interest-bearing liabilities	$8,379,785	2.45%	$7,679,402	2.18%	$7,032,999	1.80%	$6,779,489	1.14%	$6,541,749	0.57%
Demand deposits	3,535,815		3,498,424		3,316,955		3,502,489		3,658,965
Other liabilities	326,857		287,751		251,511		274,517		290,895
Stockholders' equity	1,373,643		1,305,686		1,217,306		1,190,316		1,164,916
Total liabilities and stockholders' equity	$13,616,100		$12,771,263		$11,818,771		$11,746,811		$11,656,525
Interest rate spread		2.34%		2.45%		2.62%		3.12%		3.45%
Net interest margin (FTE)[1]		3.15%		3.21%		3.27%		3.55%		3.68%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months Ended December 31,	2023			2022
Assets
Short-term interest-bearing accounts	$126,765	$6,259	4.94%	$440,429	$3,072	0.70%
Securities taxable[1]	2,377,596	45,176	1.90%	2,424,925	43,229	1.78%
Securities tax-exempt1 5	214,053	6,730	3.14%	233,515	5,070	2.17%
FRB and FHLB stock	48,641	3,368	6.92%	27,040	995	3.68%
Loans1 6	8,803,228	463,290	5.26%	7,772,962	333,008	4.28%
Total interest-earning assets	$11,570,283	$524,823	4.54%	$10,898,871	$385,374	3.54%
Other assets	923,850			893,197
Total assets	$12,494,133			$11,792,068
Liabilities and stockholders' equity
Money market deposit accounts	$2,418,450	$62,475	2.58%	$2,447,978	$4,955	0.20%
NOW deposit accounts	1,555,414	8,298	0.53%	1,578,831	2,600	0.16%
Savings deposits	1,715,749	650	0.04%	1,829,360	592	0.03%
Time deposits	1,006,867	33,218	3.30%	464,912	1,776	0.38%
Total interest-bearing deposits	$6,696,480	$104,641	1.56%	$6,321,081	$9,923	0.16%
Federal funds purchased	24,575	1,269	5.16%	14,644	588	4.02%
Repurchase agreements	70,251	747	1.06%	69,561	67	0.10%
Short-term borrowings	450,377	23,592	5.24%	46,371	1,968	4.24%
Long-term debt	24,247	925	3.81%	6,579	161	2.45%
Subordinated debt, net	105,756	6,076	5.75%	98,439	5,424	5.51%
Junior subordinated debt	101,196	7,320	7.23%	101,196	3,749	3.70%
Total interest-bearing liabilities	$7,472,882	$144,570	1.93%	$6,657,871	$21,880	0.33%
Demand deposits	3,463,608			3,696,957
Other liabilities	285,310			237,857
Stockholders' equity	1,272,333			1,199,383
Total liabilities and stockholders' equity	$12,494,133			$11,792,068
Net interest income (FTE)[1]		$380,253			$363,494
Interest rate spread			2.61%			3.21%
Net interest margin (FTE)[1]			3.29%			3.34%
Taxable equivalent adjustment		$2,034			$1,304
Net interest income		$378,219			$362,190

1  The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Operating net income
Net income	$30,446	$24,606	$30,072	$33,658	$36,121
Acquisition expenses	254	7,917	1,189	618	967
Acquisition-related provision for credit losses	-	8,750	-	-	-
Acquisition-related reserve for unfunded loan commitments	-	836	-	-	-
Impairment of a minority interest equity investment	4,750	-	-	-	-
Securities (gains) losses	(507)	183	4,641	4,998	217
Adjustment to net income	$4,497	$17,686	$5,830	$5,616	$1,184
Adjustment to net income (net of tax)	$3,435	$13,730	$4,525	$4,341	$913
Operating net income	$33,881	$38,336	$34,597	$37,999	$37,034
Operating diluted earnings per share	$0.72	$0.84	$0.80	$0.88	$0.86

	12 Months Ended December 31,
	2023	2022
Operating net income
Net income	$118,782	$151,995
Acquisition expenses	9,978	967
Acquisition-related provision for credit losses	8,750	-
Acquisition-related reserve for unfunded loan commitments	836	-
Impairment of a minority interest equity investment	4,750	-
Securities losses	9,315	1,131
Adjustment to net income	$33,629	$2,098
Adjustment to net income (net of tax)	$25,965	$1,623
Operating net income	$144,747	$153,618
Operating diluted earnings per share	$3.23	$3.56

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
FTE adjustment
Net interest income	$99,173	$94,895	$89,085	$95,066	$99,779
Add: FTE adjustment	669	568	402	395	392
Net interest income (FTE)	$99,842	$95,463	$89,487	$95,461	$100,171
Average earning assets	$12,564,076	$11,803,043	$10,983,347	$10,909,932	$10,801,115
Net interest margin (FTE)[3]	3.15%	3.21%	3.27%	3.55%	3.68%

	12 Months Ended December 31,
	2023	2022
FTE adjustment
Net interest income	$378,219	$362,190
Add: FTE adjustment	2,034	1,304
Net interest income (FTE)	$380,253	$363,494
Average earning assets	$11,570,283	$10,898,871
Net interest margin (FTE)	3.29%	3.34%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

1  The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Tangible equity to tangible assets
Total equity	$1,425,691	$1,362,821	$1,210,493	$1,211,659	$1,173,554
Intangible assets	402,294	402,745	287,701	288,159	288,545
Total assets	$13,309,040	$13,827,628	$11,890,497	$11,839,730	$11,739,296
Tangible equity to tangible assets	7.93%	7.15%	7.95%	7.99%	7.73%

	2023				2022
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Return on average tangible common equity
Net income	$30,446	$24,606	$30,072	$33,658	$36,121
Amortization of intangible assets (net of tax)	1,599	1,206	344	402	404
Net income, excluding intangibles amortization	$32,045	$25,812	$30,416	$34,060	$36,525

Average stockholders' equity	$1,373,643	$1,305,686	$1,217,306	$1,190,316	$1,164,916
Less: average goodwill and other intangibles	401,978	350,912	287,974	288,354	288,856
Average tangible common equity	$971,665	$954,774	$929,332	$901,962	$876,060
Return on average tangible common equity[3]	13.08%	10.73%	13.13%	15.31%	16.54%

	12 Months Ended December 31,
	2023	2022
Return on average tangible common equity
Net income	$118,782	$151,995
Amortization of intangible assets (net of tax)	3,551	1,698
Net income, excluding intangibles amortization	$122,333	$153,693

Average stockholders' equity	$1,272,333	$1,199,383
Less: average goodwill and other intangibles	332,667	289,238
Average tangible common equity	$939,666	$910,145
Return on average tangible common equity	13.02%	16.89%

2  Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
3  Annualized.
4  Total past due loans, defined as loans 30 days or more past due and in an accrual status.
5 Securities are shown at average amortized cost.
6 For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.